Exhibit 99.1

SPX Reports Third Quarter 2021 Results

Q3 2021 GAAP EPS of $0.17; Q3 2021 Adjusted EPS* of $0.41; Sale of Transformers Repositions Company for Growth; Strong Cash Flow and Balance Sheet;
Updating 2021 Full-Year Guidance for Supply Chain Constraints

CHARLOTTE, N.C., Nov. 03, 2021 (GLOBE NEWSWIRE) -- SPX Corporation (NYSE:SPXC) today reported results for the third quarter ended October 2, 2021. All comments reflect continuing operations unless otherwise noted.

Gene Lowe, President and CEO, remarked, “During the quarter the demand for our products was very high across our businesses; and, we ended the quarter with strong bookings and record backlog. We also closed the sale of Transformer Solutions at quarter-end, repositioning the company for our next phase of growth.

Mr. Lowe further commented, “Late in the quarter, we experienced accelerating challenges in our supply chain, impacting our revenue and margin performance. While we are taking actions to alleviate the impact of these constraints, we anticipate that supply chain challenges and project delays will affect our Q4 performance; and, we are adjusting our guidance accordingly.

“Looking ahead, I feel good about our positioning,” Mr. Lowe continued. “With our strong balance sheet, a robust demand backdrop, and our highly-capable, experienced team, we are poised to continue executing on our ‘SPX 2025’ targets using the many levers under our control.”

Third Quarter 2021 Overview:

For the third quarter of 2021, the company reported revenue of $285.8 million and operating income of $11.8 million, compared with revenue of $268.3 million and operating income of $20.4 million in the third quarter of 2020.

Diluted income per share from continuing operations in the third quarter of 2021 was $0.17, compared with a diluted income per share from continuing operations of $0.34 in the third quarter of 2020.

SPX’s adjusted revenue* was $285.7 million and adjusted operating income* was $25.7 million, compared with adjusted revenue* of $267.8 million and adjusted operating income* of $29.7 million in the third quarter of 2020. Adjusted income per share* in the third quarter of 2021 was $0.41, compared with $0.48 in the third quarter of 2020.

Third Quarter Financial Comparison:

GAAP Results:

($ millions)	Q3 2021	Q3 2020	2021 YTD	2020 YTD
Revenue	$285.8	$268.3	$870.4	$783.1
Operating Income	11.8	20.4	44.7	54.0
Segment Income	27.2	35.7	97.8	98.6

Adjusted Results:

($ millions)	Q3 2021	Q3 2020	2021 YTD	2020 YTD
Adjusted Revenue*	$285.7	$267.8	$869.5	$779.8
Adjusted Operating Income*	25.7	29.7	81.7	77.0
Adjusted Segment Income*	40.1	44.3	131.3	120.9

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q3 2021 was $179.3 million, compared with $182.6 million in Q3 2020, a decrease of 1.8%, including a 2.4% decrease in organic revenue and a 0.6% favorable impact related to currency fluctuation. The organic decrease was the result of lower sales of cooling products in the EMEA region.

Segment income in Q3 2021 was $21.4 million, compared to $26.8 million in Q3 2020. Adjusted segment income*, which excludes intangible amortization expense of $0.6 million, was $22.0 million, or 12.3% of revenue. This compares with adjusted segment income* of $27.5 million, or 15.1% of revenue in Q3 2020, which excludes intangible amortization expense of $0.7 million. The decrease in adjusted segment income* and 280 basis points decrease in adjusted segment income margin* were due primarily to the impact of supply chain constraints.

Detection & Measurement

Revenue for Q3 2021 was $106.4 million, compared with $85.2 million in Q3 2020, an increase of 24.9%, including a 7.6% increase in organic revenue, a 16.2% increase from the acquisitions of Sealite, ULC, ECS, and Sensors & Software, and a 1.1% favorable impact related to currency fluctuation. The organic increase was the result of higher sales of location and inspection, communication technologies, and aids-to-navigation equipment.

Segment income in Q3 2021 was $9.9 million, compared to $14.2 million in Q3 2020. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $8.2 million, was $18.1 million, or 17.0% of revenue. This compares with adjusted segment income* of $16.8 million, or 19.7% of revenue, in Q3 2020, which excludes intangible amortization expense of $2.6 million. The 270 basis points decline in margin was due primarily to lower margins associated with acquisitions.

Other

Other, which includes the South African operations, had revenue of $0.1 million in Q3 2021, compared with $0.5 million in Q3 2020. This decrease was due to lower sales related to large power projects which are in the latter stages of completion.

Other incurred a loss in Q3 2021 of $4.1 million, compared with a loss of $5.3 million in Q3 2020. This loss was driven primarily by professional fees related to the large power projects in South Africa.

Financial Update: As of October 2, 2021, SPX had total outstanding debt of $247.6 million and total cash of $560.1 million. During Q3 2021, SPX generated net cash from continuing operations of $55.1 million.

2021 Guidance Update:

SPX now anticipates adjusted revenue growth* of ~8-10%, adjusted operating income margin* of ~11%, and adjusted earnings per share* in a range of $2.18 to $2.27.

    Segment and company performance, on a year-over-year basis, is expected to be as follows (changes underlined):

	Revenue	Segment Income Margin %
HVAC	~$755-765 million (prior ~$770-780 million)	~14.0% (prior ~14.5%)
Detection & Measurement	~$460-470 million (prior ~$465-475 million)	~19.0% (prior ~20.5%)
Total SPX Adjusted	~$1.22-1.24 billion (prior ~1.25 billion)	~16.0% (prior ~17.0%)

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African operations, categorized as “Other” in the company’s segment reporting structure. The company reports separately on the results of the “Other” category. The company anticipates reporting the results of the business included in the “Other” category as discontinued operations, at such time as it meets the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended October 2, 2021 with the Securities and Exchange Commission on or before November 12, 2021. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss third quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 4589941

A replay of the call will be available by telephone through Wednesday, November 10, 2021.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 4589941

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the third quarter of 2021 and SPX will also be participating virtually in the Baird 2021 Global Industrial Conference on November 11th, Deutsche Bank’s Virtual Industrials Conference on November 16th, and UBS’s Industrial Tech Conference on November 17th.

About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Corporation has more than 4,000 employees in 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the third quarter, the impact of foreign exchange rate changes subsequent to the end of the third quarter, impacts from further spread of COVID-19, and asbestos liability, environmental and litigation charges.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: the impact of the COVID-19 pandemic and governmental and other actions taken in response; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to asbestos, environmental and other contingent liabilities; cyclical changes and specific industry events in the company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; domestic economic, political, legal, accounting and business developments adversely affecting the company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Nick Illuminati, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Source: SPX Corporation

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020

Revenues	$285.8	$268.3	$870.4	$783.1
Costs and expenses:
Cost of products sold	191.8	176.6	570.4	513.4
Selling, general and administrative	76.2	67.7	234.7	206.2
Intangible amortization	5.5	3.3	16.0	8.3
Special charges, net	0.5	0.3	1.9	1.6
Other operating (income) expense	—	—	2.7	(0.4)
Operating income	11.8	20.4	44.7	54.0

Other income, net	2.9	2.7	17.2	8.5
Interest expense	(3.5)	(4.5)	(11.1)	(14.0)
Interest income	0.2	0.1	0.4	0.2
Income from continuing operations before income taxes	11.4	18.7	51.2	48.7
Income tax provision	(3.7)	(3.1)	(9.8)	(8.4)
Income from continuing operations	7.7	15.6	41.4	40.3

Income (loss) from discontinued operations, net of tax	(31.0)	7.1	20.3	33.5
Gain (loss) on disposition of discontinued operations, net of tax	354.4	0.1	357.7	(1.2)
Income from discontinued operations, net of tax	323.4	7.2	378.0	32.3

Net income	$331.1	$22.8	$419.4	$72.6

Basic income per share of common stock:
Income from continuing operations	$0.17	$0.35	$0.92	$0.90
Income from discontinued operations	7.13	0.16	8.35	0.73
Net income per share	$7.30	$0.51	$9.27	$1.63

Weighted-average number of common shares outstanding — basic	45.331	44.708	45.244	44.538

Diluted income per share of common stock:
Income from continuing operations	$0.17	$0.34	$0.89	$0.88
Income from discontinued operations	6.93	0.16	8.14	0.71
Net income per share	$7.10	$0.50	$9.03	$1.59

Weighted-average number of common shares outstanding — diluted	46.650	45.894	46.455	45.694

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	October 2, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$560.1	$68.3
Accounts receivable, net	212.1	221.0
Contract assets	23.7	32.5
Inventories, net	170.3	143.1
Other current assets (includes income taxes receivable of $2.6 and $27.3 at October 2, 2021 and December 31, 2020, respectively)	80.3	96.1
Assets of discontinued operations	—	121.6
Total current assets	1,046.5	682.6
Property, plant and equipment:
Land	14.0	12.9
Buildings and leasehold improvements	61.7	64.9
Machinery and equipment	230.2	215.6
	305.9	293.4
Accumulated depreciation	(197.9)	(183.4)
Property, plant and equipment, net	108.0	110.0
Goodwill	404.0	368.6
Intangibles, net	337.2	305.0
Other assets	590.9	609.8
Deferred income taxes	3.2	23.9
Assets of discontinued operations	—	219.1
TOTAL ASSETS	$2,489.8	$2,319.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$112.3	$104.6
Contract liabilities	50.7	46.3
Accrued expenses	240.6	209.4
Income taxes payable	60.2	0.4
Short-term debt	2.3	101.2
Current maturities of long-term debt	11.4	7.2
Liabilities of discontinued operations	—	115.8
Total current liabilities	477.5	584.9

Long-term debt	233.9	304.0
Deferred and other income taxes	21.3	23.5
Other long-term liabilities	696.8	746.7
Liabilities of discontinued operations	—	30.7
Total long-term liabilities	952.0	1,104.9

Equity:
Common stock	0.5	0.5
Paid-in capital	1,328.2	1,319.9
Retained deficit	(68.7)	(488.1)
Accumulated other comprehensive income	244.5	248.5
Common stock in treasury	(444.2)	(451.6)
Total equity	1,060.3	629.2
TOTAL LIABILITIES AND EQUITY	$2,489.8	$2,319.0

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS AND OTHER OPERATING SEGMENT
(Unaudited; in millions)

	Three months ended				Nine months ended
	October 2, 2021	September 26, 2020	Δ	%/bps	October 2, 2021	September 26, 2020	Δ	%/bps
HVAC reportable segment

Revenues	$179.3	$182.6	$(3.3)	(1.8)%	$540.3	$510.6	$29.7	5.8%
Gross profit	50.0	55.4	(5.4)		159.4	154.6	4.8
Selling, general and administrative expense	28.0	27.9	0.1		88.3	88.3	—
Intangible amortization expense	0.6	0.7	(0.1)		2.0	2.2	(0.2)
Income	$21.4	$26.8	$(5.4)	(20.1)%	$69.1	$64.1	$5.0	7.8%
as a percent of revenues	11.9%	14.7%		-280 bps	12.8%	12.6%		20 bps

Detection & Measurement reportable segment

Revenues	$106.4	$85.2	$21.2	24.9%	$329.2	$269.2	$60.0	22.3%
Gross profit	44.3	36.9	7.4		141.0	116.6	24.4
Selling, general and administrative expense	29.5	20.1	9.4		85.7	62.1	23.6
Intangible amortization expense	4.9	2.6	2.3		14.0	6.1	7.9
Income	$9.9	$14.2	$(4.3)	(30.3)%	$41.3	$48.4	$(7.1)	(14.7)%
as a percent of revenues	9.3%	16.7%		-740 bps	12.5%	18.0%		-550 bps

Other

Revenues	$0.1	$0.5	$(0.4)	(80.0)%	$0.9	$3.3	$(2.4)	(72.7)%
Gross profit (loss)	(0.3)	(0.6)	0.3		(0.4)	(1.5)	1.1
Selling, general and administrative expense	3.8	4.7	(0.9)		12.2	12.4	(0.2)
Loss	$(4.1)	$(5.3)	$1.2	(22.6)%	$(12.6)	$(13.9)	$1.3	(9.4)%

Consolidated Revenues	$285.8	$268.3	$17.5	6.5%	$870.4	$783.1	$87.3	11.1%
Consolidated Segment Income	27.2	35.7	(8.5)	(23.8)%	97.8	98.6	(0.8)	(0.8)%
as a percent of revenues	9.5%	13.3%		-380 bps	11.2%	12.6%		-140 bps

Total segment income	$27.2	$35.7	$(8.5)		$97.8	$98.6	$(0.8)
Corporate expense	11.5	11.8	(0.3)		39.0	33.8	5.2
Long-term incentive compensation expense	3.4	3.2	0.2		9.5	9.6	(0.1)
Special charges, net	0.5	0.3	0.2		1.9	1.6	0.3
Other operating (income) expense	—	—	—		2.7	(0.4)	3.1
Consolidated operating income	$11.8	$20.4	$(8.6)	(42.2)%	$44.7	$54.0	$(9.3)	(17.2)%
as a percent of revenues	4.1%	7.6%		-350 bps	5.1%	6.9%		-180 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Cash flows from (used in) operating activities:
Net income	$331.1	$22.8	$419.4	$72.6
Less: Income from discontinued operations, net of tax	323.4	7.2	378.0	32.3
Income from continuing operations	7.7	15.6	41.4	40.3
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	0.5	0.3	1.9	1.6
Gain on change in fair value of equity security	(1.6)	(2.1)	(9.0)	(7.4)
Deferred and other income taxes	(0.4)	2.0	1.9	13.0
Depreciation and amortization	12.0	7.8	32.1	21.6
Pension and other employee benefits	1.1	1.7	4.1	5.3
Long-term incentive compensation	3.4	3.2	9.5	9.6
Other, net	0.4	1.5	3.6	3.3
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	46.9	(1.1)	62.5	51.1
Inventories	(14.1)	3.1	(20.1)	(24.1)
Accounts payable, accrued expenses and other	(0.4)	(10.6)	(31.5)	(101.0)
Cash spending on restructuring actions	(0.4)	(0.5)	(2.4)	(2.3)
Net cash from continuing operations	55.1	20.9	94.0	11.0
Net cash from discontinued operations	19.8	9.2	59.8	45.4
Net cash from operating activities	74.9	30.1	153.8	56.4

Cash flows from (used in) investing activities:
Proceeds from company-owned life insurance policies, net	4.3	—	8.2	1.1
Business acquisitions, net of cash acquired	(38.1)	(87.9)	(120.0)	(87.9)
Capital expenditures	(3.3)	(4.2)	(7.5)	(12.5)
Net cash used in continuing operations	(37.1)	(92.1)	(119.3)	(99.3)
Net cash from (used in) discontinued operations	619.1	(1.4)	617.9	(2.5)
Net cash from (used in) investing activities	582.0	(93.5)	498.6	(101.8)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	107.1	5.2	209.1	183.9
Repayments under senior credit facilities	(248.7)	(30.2)	(343.6)	(118.9)
Borrowings under trade receivables financing arrangement	47.0	—	179.0	65.0
Repayments under trade receivables financing arrangement	(73.0)	(30.4)	(207.0)	(60.4)
Net repayments under other financing arrangements	(0.3)	(0.4)	(0.3)	(1.8)
Payment of contingent consideration	—	—	—	(1.5)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	0.2	0.5	(4.0)	(1.8)
Net cash from (used in) continuing operations	(167.7)	(55.3)	(166.8)	64.5
Net cash used in discontinued operations	—	—	—	—
Net cash from (used in) financing activities	(167.7)	(55.3)	(166.8)	64.5
Change in cash and equivalents due to changes in foreign currency exchange rates	1.8	(0.8)	6.2	(3.1)
Net change in cash and equivalents	491.0	(119.5)	491.8	16.0
Consolidated cash and equivalents, beginning of period	69.1	190.2	68.3	54.7
Consolidated cash and equivalents, end of period	$560.1	$70.7	$560.1	$70.7

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Nine months ended
	October 2, 2021
Beginning cash and equivalents	$68.3
Cash from continuing operations	94.0
Capital expenditures	(7.5)
Proceeds from company-owned life insurance policies, net	8.2
Business acquisitions, net of cash acquired	(120.0)
Borrowings under senior credit facilities	209.1
Repayments under senior credit facilities	(343.6)
Net repayments under other financing arrangements	(28.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(4.0)
Cash from discontinued operations	677.7
Change in cash due to changes in foreign currency exchange rates	6.2
Ending cash and equivalents	$560.1

	Debt at				Debt at
	December 31, 2020	Borrowings	Repayments	Other	October 2, 2021
Revolving loans	$129.8	$209.1	$(338.9)	$—	$—
Term loan	250.0	—	(4.7)	—	245.3
Trade receivables financing arrangement	28.0	179.0	(207.0)	—	—
Other indebtedness	6.0	0.6	(0.9)	(2.3)	3.4
Less: Deferred financing costs associated with the term loan	(1.4)	—	—	0.3	(1.1)
Totals	$412.4	$388.7	$(551.5)	$(2.0)	$247.6

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended October 2, 2021
	HVAC	Detection & Measurement
Net Revenue Growth (Decline)	(1.8)%	24.9%

Exclude: Foreign Currency	0.6%	1.1%

Exclude: Acquisitions	—%	16.2%

Organic Revenue Growth (Decline)	(2.4)%	7.6%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Consolidated revenue	$285.8	$268.3	$870.4	$783.1

Exclude: "Other" operating segment (1)	0.1	0.5	0.9	3.3

Adjusted consolidated revenue	$285.7	$267.8	$869.5	$779.8

Total segment income	$27.2	$35.7	$97.8	$98.6

Exclude: "Other" operating segment (1)	(4.1)	(5.3)	(12.6)	(13.9)

Exclude: Acquisition related and other costs (2)	(3.3)	—	(4.9)	(0.1)

Exclude: Amortization expense (3)	(5.5)	(3.3)	(16.0)	(8.3)

Adjusted segment income	$40.1	$44.3	$131.3	$120.9
as a percent of adjusted revenues (4)	14.0%	16.5%	15.1%	15.5%

HVAC REPORTABLE SEGMENT:
	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
HVAC segment income	$21.4	$26.8	$69.1	$64.1

Exclude: Acquisition related costs (2)	—	—	—	(0.1)

Exclude: Amortization expense (3)	(0.6)	(0.7)	(2.0)	(2.2)

HVAC adjusted segment income	$22.0	$27.5	$71.1	$66.4
as a percent of HVAC segment revenues (4)	12.3%	15.1%	13.2%	13.0%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Detection & Measurement segment income	$9.9	$14.2	$41.3	$48.4

Exclude: Acquisition related and other costs (2)	(3.3)	—	(4.9)	—

Exclude: Amortization expense (3)	(4.9)	(2.6)	(14.0)	(6.1)

Detection & Measurement adjusted segment income	$18.1	$16.8	$60.2	$54.5
as a percent of Detection & Measurement segment revenues (4)	17.0%	19.7%	18.3%	20.2%

(1) Represents the removal of the financial results of our South Africa business. Note: This business is being reported as an "Other" operating segment for U.S. GAAP purposes due to wind-down activities that are occurring within this business.

(2) Represents additional "Cost of products sold" recorded during the three months ended October 2, 2021 related to the step-up of inventory (to fair value) acquired in connection with the ECS acquisition and the ECS, Sealite and Sensors & Software acquisitions during the nine months ended October 2, 2021, acquisition related costs for the Detection & Measurement segment during the three and nine months ended October 2, 2021 and the HVAC reportable segment during the nine months ended September 26, 2020, and a non-cash asset impairment charge during the three and nine months ended October 2, 2021.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable Segments and Other Operating Segment" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Nine months ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Operating income	$11.8	$20.4	$44.7	$54.0

Exclude:
Aggregate operating losses of the South Africa business (1)	(4.6)	(5.3)	(13.7)	(14.1)

Acquisition related and other costs (2)	(3.8)	(0.7)	(7.3)	(1.0)

Other operating income (3)	—	—	—	0.4

Amortization expense (4)	(5.5)	(3.3)	(16.0)	(8.3)

Adjusted operating income	$25.7	$29.7	$81.7	$77.0
as a percent of adjusted revenues (5)	9.0%	11.1%	9.4%	9.9%

(1) Represents the removal of the financial results of our South Africa business, inclusive of "special charges" of $0.5 and $0.0 during the three months ended October 2, 2021 and September 26, 2020, respectively, and $1.1 and $0.2 during the nine months ended October 2, 2021 and September 26, 2020, respectively.

(2) Represents costs during the three months ended October 2, 2021 and September 26, 2020 associated with (i) inventory step-up of $0.7 and $0.0, respectively, (ii) integration and transaction costs of $1.2 and $0.7, respectively and (iii) a non-cash asset impairment charge of $1.9 and $0.0, respectively and costs during the nine months ended October 2, 2021 and September 26, 2020 associated with (i) inventory step-up of $2.3 and $0.0, (ii) integration and transaction costs of $3.1 and $1.0, respectively and (iii) a non-cash asset impairment charge of $1.9 and $0.0, respectively.

(3) For the nine months ended September 26, 2020, includes a gain of $0.4 related to revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable Segments and Other Operating Segment" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended October 2, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$27.2	$12.9	$40.1
Corporate expense (2)	(11.5)	0.5	(11.0)
Long-term incentive compensation expense	(3.4)	—	(3.4)
Special charges, net (3)	(0.5)	0.5	—
Other operating expense	—	—	—
Operating income	11.8	13.9	25.7

Other income, net (4)	2.9	(1.6)	1.3
Interest expense, net	(3.3)	—	(3.3)
Income from continuing operations before income taxes	11.4	12.3	23.7
Income tax provision (5)	(3.7)	(0.8)	(4.5)
Income from continuing operations	7.7	11.5	19.2

Diluted shares outstanding	46.650		46.650

Earnings per share from continuing operations	$0.17		$0.41

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa business ($4.1), (ii) amortization expense associated with acquired intangible assets ($5.5), (iii) inventory step-up charges related to the ECS acquisition of ($0.7), (iv) integration costs of ($0.7) and (v) a non-cash asset impairment charge of ($1.9).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents removal of restructuring charges associated with the South Africa business.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($1.6), (ii) a gain on the sale of an equity security of ($0.4), (iii) non-service pension and postretirement income ($0.4), and (iv) foreign currency transaction losses and fixed asset disposal gains associated with the South African business ($0.8).

(5) Adjustment primarily represents the tax impact of items (1) through (4) above and the removal of certain non-recurring income tax charges.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended September 26, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$35.7	$8.6	$44.3
Corporate expense (2)	(11.8)	0.7	(11.1)
Long-term incentive compensation expense	(3.2)	—	(3.2)
Special charges, net	(0.3)	—	(0.3)
Operating income	20.4	9.3	29.7

Other income, net (3)	2.7	(2.0)	0.7
Interest expense, net	(4.4)	—	(4.4)
Income from continuing operations before income taxes	18.7	7.3	26.0
Income tax provision (4)	(3.1)	(1.0)	(4.1)
Income from continuing operations	15.6	6.3	21.9

Diluted shares outstanding	45.894		45.894

Earnings per share from continuing operations	$0.34		$0.48

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa business ($5.3) and (ii) amortization expense associated with acquired intangible assets ($3.3).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($2.1), (ii) non-service pension and postretirement charges ($0.3) and (iii) removal of foreign currency gains associated with the South African projects ($0.2).

(4) Adjustment primarily represents the tax impact of items (1) through (3) above.